Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-73692 and 333-73690 of our reports dated March 15, 2006, relating to the financial statements and financial statement schedule of Preformed Line Products Company and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Preformed Line Products Company for the year ended December 31, 2005.
Cleveland, Ohio
March 15, 2006